UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/10/2005

VALASSIS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10991

DE	38-2760940
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of Principal Executive Offices, Including Zip Code)

734-591-3000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 10, 2005, the shareholders of Valassis Communications, Inc. (the Company) approved the Company's 2005 Executive Restricted Stock Plan and the Company's 2005 Employee and Director Restricted Stock Award Plan.

The 2005 Executive Restricted Stock Plan replaces the existing Executive Restricted Stock Plan which expires on January 1, 2006. The new plan calls for 150,000 shares of the Company's common stock to be reserved for issuance thereunder. The Plan defines and limits the amount of restricted stock which may be awarded to certain executive officers of the Company and coincides with the Company's decision to reduce the amount of stock options granted to executive officers in favor of a mix of stock options and restricted stock awards.

The 2005 Employee and Director Restricted Stock Award Plan replaces the existing Employee and Director Restricted Stock Award Plan which expires on May 20, 2006. The new plan calls for 150,000 shares of the Company's common stock to be reserved for issuance thereunder. The Plan provides for the grant of restricted stock to selected executives in lieu of, or as a supplement to, a cash raise and to Directors as a portion of their fees for serving as a Director of the Company.

Both the 2005 Executive Restricted Stock Plan and the 2005 Employee and Director Restricted Stock Award Plan are included in their entirety as exhibits to this current report.

Item 9.01.    Financial Statements and Exhibits

c) Exhibits

   99.1 - 2005 Executive Restricted Stock Plan

   99.2 - 2005 Emplyee and Director Restricted Stock Award Plan

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: May 12, 2005.	By:	/s/ Barry P. Hoffman
Barry P. Hoffman
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	2005 Executive Restricted Stock Plan
EX-99.2	2005 Employee and Director Restricted Stock Award Plan